DEBT SETTLEMENT AGREEMENT

This Debt Settlement Agreement (this "**Agreement**"), entered into effective the 1st day of November 2021 (the "**Effective Date**") is by and between iMine Corporation, a Nevada corporation (hereinafter the "**Company**"), and Jose Maria Eduardo Gonzalez Romero, an individual (hereinafter the "**Creditor**").

RECITALS:

WHEREAS, on or about March 20, 2018, under the terms of the Loan and Securities Agreement dated March 20, 2018 between the Creditor and the Company (the "**Loan Agreement**"), the Creditor loaned $500,000 to the Company for the purchase of computer equipment and operating expenses (the "**Loan**") and the Company issued a two-year 5% convertible note dated on or about March 20, 2018 to Creditor for the Loan (the "**Note**");

WHEREAS, the total amount due under the Note as of the Effective Date is $643,782, including interest in the amount of $143,782 through October 31, 2021;

WHEREAS, the Note is convertible at the rate of $0.02 per share into 32,189,100 shares of common stock;

WHEREAS, the parties wish to settle any default under, breach of, and repayment of the Note by issuing 32,189,100 shares of common stock of the Company to the creditor; and

WHEREAS, the Creditor is willing to accept, and the Company is willing to issue, shares of common stock of the Company to the Creditor in full and complete satisfaction of monies owed by the Company to the Creditor.

NOW, THEREFORE, in consideration of the terms and conditions of this Agreement, the parties hereto agree as follows:

1. **Issuance of Shares**. The Company shall, and hereby agrees to, issue to the Creditor 32,189,100 shares of common stock of the Company (hereinafter the "**Shares**") in full and complete satisfaction of amounts owed by the Company to the Creditor under the Note. Immediately upon execution of this Agreement by the parties hereto, the Company shall instruct the transfer agent for the common stock of the Company to issue to the Creditor one or more stock certificates representing the Shares or to record a book entry evidencing issuance of the Shares, and the Creditor shall deliver to the Company the original Note marked "CANCELED."

2. **Forgiveness of Debt**. The Creditor, for himself, and for his heirs, executors, administrators, and assigns, shall, and by these presents does, accept, receive, and take the Shares from the Company as full and complete satisfaction of any and all debts, including interest, penalties, or any other amounts owed, under the Note.

3. **Release by Creditor**. Creditor, his heirs, executors, administrators, agents, affiliates and assigns, hereby forever fully release and discharge the Company, its successors, assigns, attorneys,

agents, officers, directors, control persons, and affiliates from any and all claims, causes of actions, damages, liabilities or costs (including attorney's fees and legal costs), relating in any way to the Note, including, but not limited to, any default thereunder or breach thereof, or any other issues or disputes that are the subject matter of or relating to the Loan.

4. Termination of Loan Agreement and Security Interest. The parties hereto hereby terminate the Loan Agreement and Creditor hereby releases and terminates any security interest granted under the Loan Agreement, including the security interest granted under Section 6 of the Loan Agreement.

5. Retroactive Affect. The parties hereto hereby agree that this Agreement shall be and hereby is retroactive to the Effective Date.

6. Representations and Warranties of the Company. The Company represents and warrants to the Creditor as set forth below. These representations and warranties are made as an inducement for the Creditor to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Creditor would not be parties hereto.

a. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

b. Performance of This Agreement. The execution and performance of this Agreement and the issuance of the Shares contemplated hereby have been authorized by the board of directors of the Company.

c. Legality of Shares to be Issued. The Shares to be issued by the Company pursuant to this Agreement, when so issued and delivered, will have been duly and validly authorized and issued by the Company and will be fully paid and nonassessable.

7. Representations and Warranties of the Creditor. The Creditor represents and warrants to the Company as set forth below. These representations and warranties are made as an inducement for the Company to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Company would not be a party hereto.

a. No Assignment or Transfer of Debt. The Creditor is the sole owner of the Note with marketable title thereto, and has not bargained, sold, assigned, conveyed, or otherwise transferred any interest in the Note or any other obligation under the Loan, whether or not represented by the Note, owed by the Company to the Creditor.

b. Restricted Securities. The Creditor understands that the Shares to be issued to him will not have been registered pursuant to the Securities Act of 1933, or any state securities act, and thus will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission (the "**SEC**"). Therefore, under current interpretations and applicable rules, he will be required to retain the Shares for a period of at least six months and at the expiration of such period his

sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the issuer is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements.

c. Non-distributive Intent. The Creditor acknowledges that the Shares are acquired for his own account and not with the present view towards the distribution thereof and he will not dispose of such shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder, and that an appropriate legend will be placed upon each of the certificates representing the Shares, or recorded on the stock records of the Company, and stop transfer instructions shall be placed with the transfer agent for the securities.

d. Evidence of Compliance with Private Offering Exemption. The Creditor has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and that the financial capacity of the Creditor is of such proportion that the total cost of such person's commitment in the Shares would not be material when compared with its total financial capacity.

e. Access to Information. As the Chief Executive Officer and a director of the Company, the Creditor has read and is familiar with information concerning the Company contained in its filings with the SEC, and confirms that all documents, records, and books pertaining to this proposed investment have been made available to him.

f. Opportunity to Ask Questions. The Creditor has had the opportunity to question and receive answers from representatives of the Company concerning the terms and conditions of the proposed investment and the business of the Company. In addition, the Creditor has received all requested additional information and documents.

g. Limitations on Transfer of Shares. The Creditor acknowledges that he is aware that there are substantial restrictions on the transferability of the Shares. Since the Shares will not be registered under the Securities Act or any applicable state securities laws, the Shares may not be, and the Creditor agrees that they shall not be, transferred unless the Shares are registered under the Securities Act and state securities laws or unless such sale is exempt from such registration under the Securities Act and any other applicable state securities laws or regulations. The Creditor further acknowledges that the Company is under no obligation to aid it in obtaining any exemption from the registration requirements. The Creditor also acknowledges that it shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith. However, the Company agrees to cooperate with the Creditor regarding any such transfer.

8. Miscellaneous Provisions

a. Default Costs. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Florida.

b. Rights Are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

c. Waiver and Amendment. Neither this Agreement nor any provision hereof may be changed, waived, terminated, or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, termination, or discharge is sought.

d. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by electronic mail (as verified by a document reasonably confirming satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, at 9:00 am local time on the first business day following such delivery where such notice is to be received); or (iii) upon five business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change their physical or electronic address for notices by giving notice of such changed address or number to the other party in accordance with this section.

If to the Company at:

488 NE 18th Street, #2307
Miami, FL 33132
Attention: Francis Pittilloni, Board Member
Email Address: francispittilloni@live.fr

With a copy (which will not constitute notice) to:

Ronald N. Vance, Esq.
Pearson Butler, LLC
1802 W. South Jordan Parkway
Suite 200
South Jordan, UT 84095
Email Address: ron@pearsonbutler.com

If to Creditor at: Jose Maria Eduardo Gonzalez Romero
PH Torre la Cresta, Apto. 11
Bellavista, Panama City Panama
Email Address: gonzalezromero.jm@me.com

e. Governing Law. This Agreement and the rights and duties of the parties hereto, or any dispute arising under the Loan, the Note, or this Agreement, shall be construed and determined in accordance with the laws of the State of Florida, and any and all actions to enforce the provisions of this Agreement, shall be brought in a court of competent jurisdiction in Dade County, the State of Florida, and in no other place.

f. Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

g. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

h. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

i. Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

j. Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect until the obligations of this Agreement have been fully satisfied.

k. Partial Invalidity. If any term of this Agreement shall be held to be invalid or unenforceable, such term shall be deemed to be severable and the validity of the other terms of this Agreement shall in no way be affected thereby.

l. Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

m. Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

n. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested

by the other party to confirm or perfect title to any property interests transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

o. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel. Creditor acknowledges that Person Butler has represented the Company in this transaction but does not represent him in his capacity as creditor.

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Debt Settlement Agreement the day and year set forth below.

COMPANY: **iMine Corporation**

Date: 11/18/2021

DocuSigned by:

By ______________________________

Francis Pittilloni, Authorized Board Member

CREDITOR:

Date: 11/18/2021

DocuSigned by:

____

Jose Maria Eduardo Gonzalez Romero